UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 20, 2020

CELSIUS HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55663	20-2745790
(Commission File Number)	(IRS Employer Identification No.)

2424 N. Federal Highway, Suite 208, Boca Raton, Florida 33431

(Address of principal executive offices and zip code)

(561) 276-2239
(Registrant’s telephone number including area code)

Former Name or Former Address (If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CELH	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

When used in this Current Report on Form 8-K, unless otherwise indicated, the terms “the Company,” “Celsius,” “we,” “us” and “our” refer to Celsius Holdings, Inc. and its subsidiaries.

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth in Item 3.02 of this report is hereby incorporated by reference in its entirety.

Item 3.02	Unregistered Sales of Equity Securities.

On August 20, 2020, the Company issued a press release announcing that it entered into an agreement pursuant to which Celsius will receive a direct private investment of $22 million from two institutional investors. The transaction is anticipated to close on or about August 25, 2020. The Company will use the net proceeds from the investment transaction for (i) the repayment of outstanding bonds incurred in connection with our October 2019 acquisition of Func Food Group Oyj; and (ii) for general working capital purposes, including marketing and sales efforts.

In connection with the aforementioned private placement transaction, the Company will issue and sell 1,437,909 shares of common stock at a price of $15.30 per share. In addition, various affiliates of Celsius, including six directors and CD Financial, LLC, an affiliate of Carl DeSantis, the Company’s largest shareholder, will sell an aggregate of 1,307,189 shares of common stock held by them at a price of $15.30 per share to the two investors. The transactions will be effected pursuant to an exemption from registration afforded by Regulation S under the Securities Act of 1933.

A copy of the press release is included as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description

99.1	Press Release dated August 20, 2020

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

Date: August 20, 2020	By:	/s/ John Fieldly
John Fieldly, Chief Executive Officer

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